I

Behringer Harvard Short-Term Opportunity Fund I LP

Third Quarter Report and Update

Quarter ended September 30, 2012

Hotel Palomar in Dallas, Texas

Third Quarter Overview

As of December 20, 2012

•	The Fund continues in the disposition phase with only two remaining assets—the Hotel Palomar-Dallas and five acres of land at 1221 Coit Road. The Fund plans to wind up operations over approximately the next two to three years with the land being sold first, notwithstanding the final resolution of the back-end promoted interests on the eventual sale (by the new owners) of Landmark I & II and 5050 Quorum, which the Fund sold in 2011.

•	As of December 14, 2012, the Fund's estimated per-unit value is $1.93, a nearly fivefold increase compared with $0.40 established on December 29, 2011. This improvement primarily reflects the resolution of deficiencies on defaulted loans, at no cost to the Fund, related to two properties that were subsequently disposed during 2012. These loan deficiencies had a negative impact on the 2011 valuation of approximately $15.6 million. Among other things, the improvement also reflects an increase in the valuation of the Hotel Palomar-Dallas.

•	The Fund has completed the refinancing of the Hotel Palomar-Dallas. The new $31 million loan has an interest rate of 5.75% and matures in December 2015. This new debt structure provides the Fund with important immediate flexibility in our efforts to increase the value of this property in preparation for its ultimate disposition.

•	Since inception, the Fund's sponsor has provided approximately $57 million of total financial support (including loans, accrued interest, fee deferrals, and waivers) to the Fund, which equates to approximately 52% of the original capital raise. Of this total financial support, approximately $41 million, or 71%, has been forgiven or permanently waived by the sponsor and equates to approximately 37% of the original capital raise.

•	As the Fund has continued disposition of its assets, the actual number of investments available to create usable cash flow has declined. At the same time, however, fixed costs incurred by the Fund as a consequence of being a public company remain. The general partners continue to evaluate cost-saving initiatives to better match expenses and cash flow, including plans to convert to a liquidating trust structure.

Financial Highlights

Some numbers	(in thousands)	3 mos. ended	3 mos. ended	9 mos. ended	9 mos. ended
have been		Sept. 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011
rounded for	Total revenues	$3,504	$5,560	$11,061	$13,754
presentation	Net operating income[1]	$581	$328	$1,702	$1,739
purposes.
	(in thousands)	As of Sept. 30, 2012	As of Dec. 31, 2011
	Total assets	$49,063	$116,026
	Total liabilities	$52,947	$136,806

Investor Information

A copy of the Partnership's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at sec.gov or by written request to the Partnership at its corporate headquarters. For additional information about Behringer Harvard and its investment programs, please contact us at 866.655.3650.

Consolidated Balance Sheets (Unaudited)

(in thousands, except unit amounts)	As of Sept. 30, 2012	As of Dec. 31, 2011
Assets
Real estate
Land	$5,569	$13,459
Buildings and improvements, net	27,364	60,946
Total real estate	32,933	74,405

Real estate inventory, net	-	28,849
Cash and cash equivalents	13,414	3,296
Restricted cash	532	2,731
Accounts receivable, net	1,058	2,912
Prepaid expenses and other assets	737	828
Furniture, fixtures, and equipment, net	260	330
Deferred financing fees, net	45	591
Lease intangibles, net	84	2,084
Total assets	$49,063	$116,026

Liabilities and Equity (deficit)
Liabilities
Notes payable	33,509	111,724
Note payable to related party	12,018	12,018
Accounts payable	190	692
Payables to related parties	4,360	3,424
Accrued liabilities	2,870	8,948
Total liabilities	52,947	136,806
Commitments and contingencies
Equity (deficit)
Partners' capital (deficit)
Limited partners-11,000,000 units authorized, 10,803,839 units issued and outstanding at September 30, 2012, and December 31, 2011	$(35,069)	$(52,909)
General partners	38,437	38,437
Partners' capital (deficit)	3,368	(14,472)
Noncontrolling interest (deficit)	(7,252)	(6,308)
Total equity (deficit)	(3,884)	(20,780)
Total liabilities and equity (deficit)	$49,063	$116,026

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)	9 mos. ended Sept. 30, 2012	9 mos. ended Sept. 30, 2011
Cash flows from operating activities
Net income (loss)	$17,895	$(44,631)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,596	4,615
Asset impairment loss	-	21,278
Inventory valuation adjustment	-	21,475
Gain on sale of assets	(162)	-
Gain on troubled debt restructuring	(8,145)	(8,002)
Gain on sale of discontinued operations	(15,629)	-
Changes in operating assets and liabilities:
Real estate inventory	(182)	(136)
Accounts receivable	(804)	264
Prepaid expenses and other assets	91	86
Lease intangibles	-	(884)
Accounts payable	(503)	215
Accrued liabilities	(225)	1,039
Payables or receivables with related parties	937	922
Cash used in operating activities	(4,131)	(3,759)
Cash flows from investing activities
Proceeds from sale of assets	44,466	16,963
Capital expenditures for real estate	(1,050)	(390)
Change in restricted cash	2,199	967
Cash provided by investing activities	45,615	17,540
Cash flows from financing activities
Proceeds from notes payable	3,669	1,767
Proceeds from note payable to related party	-	325
Payments on notes payable	(34,036)	(19,226)
Payments on capital lease obligations	-	(54)
Financing costs	-	(2)
Distributions to noncontrolling interest holders	(999)	-
Contributions from general partners	-	3,400
Cash used in financing activities	(31,366)	(13,790)
Net change in cash and cash equivalents	10,118	(9)
Cash and cash equivalents at beginning of period	3,296	2,040
Cash and cash equivalents at end of period	$13,414	$2,031
Supplemental disclosure
Interest paid, net of amounts capitalized	$2,150	$4,845
Income tax paid	$81	$178
Non-cash investing activities
Notes receivable from noncontrolling interest holder	$2,656	$307
Capital expenditures for real estate in accrued liabilities	$-	$1,352
Transfer of real estate and lease intangibles through cancellation of debt	$15,542	$6,277

Non-cash financing activities
Contributions from noncontrolling interest holder	$2,656	$307
Cancellation of debt through discounted payoff	$-	$4,845
Cancellation of debt through transfer of real estate	$47,848	$9,366

Consolidated Statements of Operations (Unaudited)

(in thousands, except per unit amounts)	3 mos. ended Sept. 30, 2012	3 mos. ended Sept. 30, 2011	9 mos. ended Sept. 30, 2012	9 mos. ended Sept. 30, 2011
Revenues
Rental revenue	$145	$194	$511	$605
Hotel revenue	3,359	3,356	10,550	10,814
Real estate inventory sales	-	2,010	-	2,335
Total revenues	3,504	5,560	11,061	13,754
Expenses
Property operating expenses	2,669	2,960	8,460	8,852
Asset impairment loss	-	925	-	925
Inventory valuation adjustment	-	21,475	-	21,475
Interest expense, net	679	1,287	2,831	3,190
Real estate taxes, net	145	175	553	490
Property and asset management fees	162	230	597	656
General and administrative	274	226	864	690
Depreciation and amortization	253	547	764	1,678
Cost of real estate inventory sales	-	1,984	-	2,310
Total expenses	4,182	29,809	14,069	40,266
Interest income	111	28	162	130
Other income	-	-	200	-
Gain on troubled debt restructuring	-	-	7,228	-
Income (loss) from continuing operations before income taxes	(567)	(24,221)	4,582	(26,382)

Provision for income taxes	(57)	(50)	(125)	(119)
Income (loss) from continuing operations	(624)	(24,271)	4,457	(26,501)
Discontinued operations
Loss from discontinued operations	(185)	(297)	(2,191)	(18,130)
Gain on sale of discontinued operations	15,629	-	15,629	-
Income (loss) from discontinued operations	15,444	(297)	13,438	(18,130)

Net Income (loss)	14,820	(24,568)	17,895	(44,631)

Noncontrolling interest in continuing operations	219	299	619	751
Noncontrolling interest in discontinued operations	(1,060)	247	(674)	573
Net (income) loss attributable to noncontrolling interest	(841)	546	(55)	1,324

Net income (loss) attributable to the Partnership	$13,979	$(24,022)	$17,840	$(43,307)

Amounts attributable to the Partnership
Continuing operations	$(405)	$(23,972)	$5,076	$(25,750)
Discontinued operations	14,384	(50)	12,764	(17,557)
Net income (loss) attributable to the Partnership	$13,979	$(24,022)	$17,840	$(43,307)

Basic and diluted weighted average limited partnership units outstanding	10,804	10,804	10,804	10,804

Net income (loss) per limited partnership unit-basic and diluted
Income (loss) from continuing operations attributable to Partnership	$(0.04)	$(2.22)	$0.47	$(2.38)
Income (loss) from discontinued operations attributable to Partnership	1.33	(0.01)	1.18	(1.63)
Basic and diluted net income (loss) per limited partnership unit	$1.29	$(2.23)	$1.65	$(4.01)

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to as the "Fund," the "Partnership," "we," "us," or "our") and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as "may," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should," and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such factors include those described in the Risk Factors section of the Fund's filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event, or otherwise.

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of September 30, 2012, and December 31, 2011, and our unaudited, consolidated results of operations and cash flows for the periods ended September 30, 2012, and 2011.

Net Operating Income (NOI)1

(in thousands)	3 mos. ended Sept. 30, 2012	3 mos. ended Sept. 30, 2011	9 mos. ended Sept. 30, 2012	9 mos. ended Sept. 30, 2011
Total revenues	$3,504	$5,560	$11,061	$13,754
Operating expenses
Property operating expenses	2,669	2,960	8,460	8,852
Real estate taxes, net	145	175	553	490
Property and asset management fees	162	230	597	656
Cost of real estate inventory sales	-	1,984	-	2,310
Less: Asset management fees	(53)	(117)	(251)	(293)
Total operating expenses	2,923	5,232	9,359	12,015
Net operating income	$581	$328	$1,702	$1,739

Reconciliation to Net Income (Loss)

Net operating income	$581	$328	$1,702	$1,739
Less: Depreciation and amortization	(253)	(547)	(764)	(1,678)
General and administrative expenses	(274)	(226)	(864)	(690)
Interest expense, net	(679)	(1,287)	(2,831)	(3,190)
Asset management fees	(53)	(117)	(251)	(293)
Asset impairment loss	-	(925)	-	(925)
Inventory valuation adjustment	-	(21,475)	-	(21,475)
Provision for income taxes	(57)	(50)	(125)	(119)
Add: Interest income	111	28	162	130
Other income	-	-	200	-
Gain on troubled debt restructuring	-	-	7,228	-
Income (loss) from discontinued operations	15,444	(297)	13,438	(18,130)
Net income (loss)	$14,820	$(24,568)	$17,895	$(44,631)

1Net operating income (NOI), a non-GAAP financial measure, is defined as total revenue less property operating expenses, real estate taxes, property management fees, advertising costs, and cost of real estate inventory sales. Management believes that NOI provides an accurate measure of the Partnership's operating performance because NOI excludes certain items that are not associated with management of our properties. NOI should not be considered as an alternative to net income (loss) or an indication of our liquidity. NOI is not indicative of funds available to fund our cash needs or our ability to make distributions and should be reviewed in connection with other GAAP measurements. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income (loss) has been provided.

Q32012

behringerharvard.com

Date Published 01/13
© 2013 Behringer Harvard	1665-1 ST Q3 Report 2012